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                                                                Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors and Stockholders
of Cayenne Software, Inc.

        We consent to the incorporation by reference in the Registration Statements of Cayenne Software, Inc. (formerly Bachman Information Systems, Inc.) on Form S-8 (File Nos. 33-87314, 33-53298, 33-48766, 33-71964 and
333-12139) and Form S-3 (File Nos. 33-99956 and 33-89940) of our report, which included an explanatory paragraph about the merger of Cayenne Software, Inc. and Cadre Technologies Inc. which has been accounted for as a pooling of interests, dated February 25, 1997, on our audits of the consolidated financial statements of Cayenne Software, Inc. as of December 31, 1996 and June 30, 1996, and for the six month period ended December 31, 1996 and the year ended June 30, 1996, which report is included in this Annual Report on Form 10-K.



Boston, Massachusetts                   COOPERS & LYBRAND L.L.P.
March 28, 1997